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                                      Filed with the Commission on June 26, 2000
                                                      1940 Act File No. 811-7774


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940  X

     Amendment No. 38..........................................  X

                           BT INVESTMENT PORTFOLIOS
              (Exact Name of Registrant as Specified in Charter)

                               One South Street
                           Baltimore, Maryland 21202
               (Address of Principal pursuant Executive Offices)

                                (410) 727-1700
                        (Registrant's Telephone Number)

Daniel O. Hirsch, Esq.                   Copies to:  Burton M. Leibert, Esq.
One South Street                         Willkie Farr & Gallagher
Baltimore, Maryland  21202               787 Seventh Avenue
(Name and Address of Agent               New York, New York 10019
for Service)

                               Explanatory Note

This Amendment to the Registrant's Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.
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BT Investment Portfolios comprises fourteen portfolios. This Amendment to the
Registration Statement relates only to Asset Management Portfolio II and Asset Management Portfolio III (each a "Portfolio" and collectively, the "Portfolios"). Capitalized terms used in this Part A have the same meaning as in the Feeder Fund's prospectus.

Asset Management Portfolio II
Asset Management Portfolio III
PART A

Responses to Items 1, 2, 3, 5, and 9 have been omitted pursuant to Instruction B.2(b) of the General Instructions to Form N-1A.

Item 4. Investment Objectives, Principal Investment Strategies, and Related
Risks.

Beneficial interests in the BT Investment Portfolios (the "Registrant") are divided into separate series, each having distinct investment objectives and policies, two of which, Asset Management Portfolio II and Asset Management Portfolio III (each a "Portfolio" and collectively, the "Portfolios"), are described herein.

Each Portfolio seeks to achieve its investment objective by allocating investments among stocks, bonds and short-term instruments. The Portfolios' investment objectives are as follows: Asset Management Portfolio II seeks capital growth, current income and growth of income, consistent with reasonable investment risk, and Asset Management Portfolio III seeks high current income consistent with conservation of capital.

Investments in the Portfolios are neither insured nor guaranteed by the U.S. government. Investments in the Portfolios are not deposits of, or guaranteed or endorsed by, any bank. They are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency, and are subject to investment risk, including the possible loss of the principal amount invested.

There can be no assurance that the investment objectives of the Portfolios will be achieved. The Registrant incorporates by reference information concerning the Portfolios' investment objectives, policies and the risk factors associated with their investments from the sections entitled "Objective," "Strategy," "Principal Investments," "Investment Process," "Risks" and "Organizational Structure" in the current prospectus of BT

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Investment Funds - Lifecycle Short Range--Investment Class and Lifecycle Mid
Range--Investment Class (File Nos. 33-07404 and 811-4760)(the "Feeder Funds") (the "Feeder Funds' Prospectus"). Additional information about the investment policies of the Portfolios appears in Part B of this Registration Statement.

Item 6. Management, Organization, and Capital Structure.

Registrant incorporates by reference information concerning the management of the Portfolios from the sections entitled "Annual Fund Operating Expenses" and "Management of the Fund" in the Feeder Funds' Prospectus.

The Registrant is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series of the Registrant. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolios. Investments in the Portfolios may not be transferred, but an investor may withdraw all or any portion of his investment at any time at net asset value. Investors in the Portfolios (e.g., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of each Portfolio. However, the risk of an investor in the Portfolios incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and each Portfolio itself was unable to meet its obligations.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Currently, the Registrant has eleven series: Asset Management Portfolio II, Asset Management Portfolio III, Liquid Assets Portfolio, EAFE Equity Index Portfolio, Small Cap Portfolio, Small Cap Index Portfolio, U.S. Bond Index Portfolio, PreservationPlus Portfolio, PreservationPlus Income Portfolio, Quantitative Equity Portfolio and Global Equity Portfolio.

Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Registrant is not required and has no current intention to hold annual meetings of investors, but the Registrant will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g. upon application and submission of certain specified
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documents to the Trustees by a specified percentage of the aggregate value of the Registrant's outstanding interests) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning each Portfolio's capital stock from the sections entitled "Calculating a Fund's Share Price," "Buying and Selling Fund Shares," and "Dividends and Distributions," and "Tax Considerations" in each Feeder Funds' Prospectus.

Item 7. Shareholder Information.

Registrant incorporates by reference information concerning computation of net asset value and valuation of each Portfolio's assets from sections entitled "Calculating a Fund's Share Price" and "Buying and Selling Fund Shares" in the Feeder Funds' Prospectus.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

Each Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under "Purchase Redemption and Pricing of Securities" in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. Securities may be accepted in payment for interests only if they are, in the judgment of Bankers Trust, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must:
(i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law
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or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. Each Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

There is no minimum initial or subsequent investment in the Portfolios. However, because the Portfolios intend to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in Federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank).

The placement agent for the Registrant is ICC Distributors, Inc. ("ICC"). The principal business address of ICC is Two Portland Square, Portland, Maine 04101. ICC receives no additional compensation for serving as the placement agent for the Registrant.

Registrant incorporates by reference information concerning the dividends and distributions and tax consequences from the sections entitled "Dividends and Distributions" and "Tax Considerations" in the Feeder Funds' Prospectus.

Under the anticipated method of operation of the Portfolios, the Portfolios will not be subject to any income tax. However, each investor in the Portfolios will be taxed on its share (as determined in accordance with the governing instruments of the Portfolios) of the Portfolios' ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolios' assets, income and distributions will be managed in such a way that an investor in the Portfolios will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolios.

Item 8. Distribution Arrangements.

Registrant incorporates by reference information concerning sales loads, Rule 12b-1 fees and its Master-Feeder structure from the sections entitled "Annual Fund Operating Expenses" and "Organizational Structure" in the Feeder Funds' Prospectus.
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Asset Management Portfolio II
Asset Management Portfolio III
PART B

Item 10. Cover Page and Table of Contents.

The Prospectus of BT Investment Portfolios, on behalf of Asset Management Portfolio III and Asset Management Portfolio II, dated June 30, 2000, which may be amended from time to time, provides the basic information investors should know before investing. The Statement of Additional Information ("SAI"), which is not a Prospectus, is intended to provide additional information regarding the activities and operations of the Registrant and should be read in conjunction with the Prospectus. You may request a copy of a prospectus or a paper copy of this SAI, if you have received it electronically, free of charge by calling 1-800-730-1313.

Table of Contents

Fund History
Performance Information
Description of the Fund and its Investments and Risks
Management of the Fund
Control Persons and Principal Holders of Securities
Investment Advisory and Other Services
Brokerage Allocation and Other Practices
Capital Stock and Other Securities
Purchase, Redemption and Pricing of Shares
Taxation of the Fund
Underwriters
Calculation of Performance Date
Financial Statements

ITEM 11. FUND HISTORY.

The Registrant was organized as a trust under the laws of the State of New York on March 27, 1993.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS.

The Registrant is a no-load, diversified, open-end management investment company. Registrant incorporates by reference information concerning the investment policies, limitations and risks of the Portfolios from the sections entitled "Investment Objectives and Policies " in the SAI of BT Investment Funds-

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Lifecycle Mid Range--Investment Class and Lifecycle Short Range--Investment
Class (File Nos. 33-07404 and 811-4760 (each a "Feeder Fund") (each the "Feeder Funds' SAI"). Capitalized terms used in this Part B have the same meaning as in the Feeder Funds' SAIs.

ITEM 13.  MANAGEMENT OF THE FUND.

Registrant incorporates by reference information concerning the management of the Portfolios from the section entitled "Management of the Trust and Portfolios" in the Feeder Funds' SAI.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of June 1, 2000, Lifecycle Short Range--Investment Class and Lifecycle Mid Range--Investment Class (each a "Fund") (series of shares of BT Investment Funds) each owned approximately 100% of the value of the outstanding interests in Asset Management Portfolio III and Asset Management Portfolio II, respectively. The BT Investment Funds is organized as a Massachusetts business trust. Because Lifecycle Short Range--Investment Class and Lifecycle Mid Range-- Investment Class control the corresponding Portfolios, they may take actions without the approval of any other investor in the Portfolios or any other series of the Registrant, as the case may be.

Each Fund has informed the Registrant that whenever it is requested to vote on matters pertaining to the fundamental policies of the Registrant, the Fund will hold a meeting of shareholders and will cast its votes as instructed by the Fund's shareholders and in the same proportion as the votes of the Fund's shareholders. Fund shareholders who do not vote will not affect the Fund's votes at the shareholder meeting. The percentage of the Fund's votes representing Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Fund shareholders who do, in fact, vote. Whenever a Fund is requested to vote on a matter pertaining to the Registrant, the Fund will vote its shares without a meeting of the Fund shareholders if the proposal, if made with respect to such Fund, would not require the vote of the Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Registrant will follow the same or a similar practice.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of each Portfolio from the section entitled "Management of the Trust and Portfolios " in the Feeder Funds' SAI.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolios from the section entitled "Investment Objectives and Policies--Portfolio Transactions and Brokerage Commissions" in the Feeder Funds' SAI.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate series. No series of the Registrant has any preference over any other series. Investors in the Portfolios are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolios. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. Investments in the Portfolios have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolios may not be transferred. Certificates representing an investor's beneficial interest in the Registrant are issued only upon the written request of an investor.

Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment. The Portfolios and the other series of the Registrant will all vote together in certain circumstances (e.g., election of the Registrant's Trustees, as required by the 1940 Act and the rules thereunder). One or more series of the Registrant could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Registrant, or in a series as the case may be, may control the outcome of votes and in such event the other investors in the Portfolios, or in the series, would not be able to elect any Trustee. The Registrant is not required and has no current intention to hold annual meetings of investors but the Registrant will hold special meetings of investors when in the judgment of the Registrant's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Registrant's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Registrant, with respect to each Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of the Portfolio's investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolios), except that if the Trustees of the Registrant recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolios) will be sufficient. A Portfolio may also be terminated (i) upon liquidation and distribution of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment), or (ii) by the Trustees of the Registrant by written notice to its investors.

Investors in the Portfolios or any other series of the Registrant will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Registrant in the event that there is imposed upon an investor a greater portion of the liabilities and obligations than its proportionate beneficial interest. The Declaration of Trust also provides that the Registrant shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Registrant, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Registrant itself was unable to meet its obligations with respect to any series thereof.

The Declaration of Trust further provides that obligations of each Portfolio or any other series of the Registrant are not binding upon the Trustees individually but only upon the property of the Portfolio or other series of the Registrant, as the case may be, and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

The Registrant reserves the right to create and issue a number of series, in which case investments in each series would participate equally in the earnings and assets of the particular series. Investors in each series would be entitled to vote separately to approve advisory agreements or changes in investment policy, but investors of all series may vote together in the election or selection of Trustees and principal underwriters. Upon liquidation or dissolution of any series of the Registrant, the investors in that series would be entitled to share pro rata in the net assets of that series available for distribution to investors.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.

Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See Item 7, "Shareholder Information" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolios in determining their net asset value and the timing of such determinations from the sections entitled "Valuation of Securities; Redemptions and Purchases in Kind" in the Feeder Funds' SAI.

ITEM 19. TAXATION OF THE FUND.

Registrant incorporates by reference information concerning the taxation of the Portfolios from the section entitled "Taxation" in the Feeder Funds' SAI.

It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the respective Portfolio.

There are certain tax issues that will be relevant to only certain of the investors in a Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences of an investment in a Portfolio.

ITEM 20. UNDERWRITERS.

The placement agent for the Registrant is ICC Distributors, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.

The Registrant's and Portfolios' financial statements are hereby incorporated by reference from their Annual Report dated March 31, 2000. (File Numbers 33-07404 and 811-4760). A copy of the Annual Report may be obtained without charge by contacting the Registrant.


Asset Management Portfolio IIAsset Management Portfolio III
PART C

Responses to Items 23(e) and (i)-(k) have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 23. EXHIBITS

(a)  Declaration of Trust of the Registrant; 2
     (1)  First Amendment to Declaration of Trust; *
     (2)  Second Amendment to Declaration of Trust; *
     (3)  Third Amendment to Declaration of Trust; *
     (4)  Fourth Amendment to Declaration of Trust; *
     (5)  Fifth Amendment to Declaration of Trust; *
     (6)  Sixth Amendment to Declaration of Trust; *
     (7)  Amendment No. 7 to Declaration of Trust; 4
     (8)  Amendment No. 8 to Declaration of to Declaration of Trust; 6
     (9)  Amendments No. 9, 10, and 11 to Declaration of Trust; 7
     (10) Amendment No. 12 to Declaration of Trust; 11
     (11) Amendment No. 13 to Declaration of Trust; 11
     (12) Amendment No. 14 to Declaration of Trust; 11
     (13) Amendment No. 15 to Declaration of Trust; 11
     (14) Amendment No. 16 to Declaration of Trust; filed herewith
(b)  By-Laws of the Registrant; 2
(c)  Not Applicable;
(d) Investment Advisory Agreement dated June 4, 1999, between the Registrant and Bankers Trust Company ("Bankers Trust"); 10
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(e)  Exclusive Placement Agent Agreement dated August 11, 1998 between
     Registrant and ICC Distributors, Inc.; 5
     (1) Exhibit A to Exclusive Placement Agent Agreement; 8
(f)  Not Applicable;
(g)  Custodian Agreement between Bankers Trust and BT Investment Portfolios;
     (1) Amendment #5 to Exhibit A of the Custodian Agreement; 9
(h)  Administration and Services Agreement between Registrant and Bankers Trust;
     1

     (1)  Exhibit D to the Administration and Services Agreement; 9
     (2) Fee Waiver Agreement dated July 1, 1999 between Registrant and Bankers Trust; 10
     (3) Expense Limitation Agreement dated December 31, 1999 among Bankers Trust, BT Advisor Funds, and BT Investment Portfolios, on behalf of EAFE Equity Index Portfolio, Small Cap Index Portfolio and U.S. Bond Index Portfolio; 11
     (4) Expense Limitation Agreement dated December 31, 1999 among Bankers Trust, BT Institutional Funds and BT Investment Portfolios, on behalf of Liquid Assets Portfolio; 11
     (5) Expense Limitation Agreement dated September 30, 1999 among Bankers Trust, BT Investment Funds and BT Investment Portfolios, on behalf of Small Cap Portfolio; filed herewith
     (6) Expense Limitation Agreement dated December 31, 1999 among Bankers Trust, BT Investment Funds and BT Investment Portfolios, on behalf of Quantitative Equity Portfolio; 11
     (7) Expense Limitation Agreement dated March 31, 2000 among Bankers Trust, BT Investment Funds and BT Investment Portfolios, on behalf of Asset Management Portfolio #2 and Asset Management Portfolio #3; filed herewith
     (8) Expense Limitation Agreement dated September 30, 1999 among Bankers Trust, BT Pyramid Funds and BT Investment Portfolios, on behalf of PreservationPlus Portfolios; 10
     (9) Expense Limitation Agreement dated September 30, 1999 among Bankers Trust, BT Investment Funds and BT Investment Portfolios, on behalf of PreservationPlus Income Portfolio; 10
(i)  Not Applicable;
(j)  Auditor's Consent - Not applicable;
(k)  Not Applicable;

(l)  (1)  Investment Representation letters of initial investors; 1
               (2) Investment Representation Letters of Initial Investors, EAFE(R) Equity Index Portfolio, U.S. Bond Index Portfolio, Equity 500 Equal Weighted Index Portfolio, Small Cap Index Portfolio; 3
(m)  Not Applicable.
(n)  Financial Data Schedules - Not applicable;
(o)  Not Applicable;
(p) Portfolio, Adviser and Exclusive Placement Agent Codes of Ethics; filed herewith

          *
          Previously Filed.
1. Incorporated by reference to the Registrant's registration statement on Form N-lA ("Registration Statement") as filed with the Commission on June 7, 1993.
2. Incorporated by reference to Amendment No. 9 to Registrant's Registration Statement as filed with the Commission on August 1, 1995.
3. Incorporated by reference to Amendment No. 10 to Registrant's Registration Statement as filed with the Commission on January 1, 1996.
4. Incorporated by reference to Amendment No. 14 to Registrant's Registration Statement as filed with the Commission on January 30, 1997.
5. Incorporated by reference to Amendment No. 15 to Registrant's Registration Statement as filed with the Commission on February 28, 1997.
6. Incorporated by reference to Amendment No. 17 to Registrant's Registration Statement as filed with the Commission on April 16, 1997.
7. Incorporated by reference to Amendment No. 32 to Registrant's Registration Statement as filed with the Commission on February 5, 1999.
8. Incorporated by reference to Amendment No. 33 to Registrant's Registration Statement as filed with the Commission on April 30, 1999.
9. Incorporated by reference to Amendment No. 35 to Registrant's Registration Statement as filed with the Commission on December 23, 1999.
10. Incorporated by reference to Amendment No. 36 to Registrant's Registration Statement as filed with the Commission on January 31, 2000.
11. Incorporated by reference to Amendment No. 37 to Registrant's Registration Statement as filed with the Commission on April 28, 2000.

ITEM 24. Persons Controlled By or Under Common Control with the Fund

None.

ITEM 25.  Indemnification.

Incorporated by reference to Post-Effective Amendment No. 11 to Registrant's Registration Statement as filed with the Commission on January 29, 1996.

ITEM 26. Business and Other Connections of Investment Adviser.

Bankers Trust serves as investment adviser to the Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Deutsche Bank AG. Deutsche Bank AG is a major global banking institution that is engaged in a wide range of financial services, including investment management, mutual funds, retail and commercial banking, investment banking and insurance.

To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Deutsche Bank AG. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are engaged in any other business, profession, vocation or employment of a substantial nature.

Josef Ackermann
Member, Board of Managing Directors, Deutsche Bank AG; Chairman of the Board and Chief Executive Officer, Bankers Trust Corporation; Chairman of the Board and Chief Executive Officer, Bankers Trust Company; Chairman of the Supervisory Board, Deutsche Bank Luxembourg, S.A.; Supervisory Board Memberships in: EUREX Frankfurt AG; EUREX Zurich AG; Linde AG, Stora Enso Oyj and Mannesmann AG; Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Hans Angermueller
"Of Counsel", Shearman & Sterling; Director, Bankers Trust Corporation; Director, Bankers Trust Company. Address: Shearman & Sterling, 599 Lexington Avenue, Suite 1414, New York, New York 10022-6069.

George B. Beitzel
Private Investor; Director, Bankers Trust Corporation; Director, Bankers Trust Company; Directorships in: Bitstream, Inc.; Computer Task Group, Inc.; and Staff Leasing Inc. Address: 29 King Street, Chappaqua, New York 10514-3432.

Yves de Balman
Co-Chairman and Co-Chief Executive Officer, DB Alex. Brown LLC; Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust International, plc; Director, Aerospatiale Matra; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc. Address: 130 Liberty Street, New York, New York 10006.

William R. Howell
Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Corporation; Director, Bankers Trust Company; Director, Exxon Mobil Corporation; Warner-Lambert Company; Halliburton Company; Williams, Inc.; Central and South West Corporation. Address: 6501 Legacy Drive, Plano, Texas 75054-3698.

Hermann-Josef Lamberti
Executive Vice President, Deutsche Bank AG; Director and Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust Company; Board memberships:
Euroclear plc (London); Euroclear sc. (Brussels); and The Clearinghouse Interbank Payments Co. L.L.C. Supervisory Board Memberships in: GZS (Frankfurt) and the European Transaction Bank (e.t.b.). Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Troland S. Link
General Counsel of Deutsche Bank North America; General Counsel, Bankers Trust Corporation; Managing Director and General Counsel, Bankers Trust Company.
Address: 1301 Sixth Avenue - Fl.8, New York, NY 10019.

Rodney A. McLauchlan
Executive Vice President, Bankers Trust Company; Executive Vice President, Bankers Trust Corporation. Address: 31 West 52nd Street, Fl.28, New York, NY 10019.

John A. Ross
Chief Executive Officer of the Americas, Deutsche Bank AG; President and Director, Bankers Trust Corporation; President and Director, Bankers Trust Company; President, Director and Chief Executive Officer, Taunus Corporation and DB U.S. Financial

Markets Holding Corporation; President and Chief Executive Officer, Deutsche Bank Americas Holding Corp.; Director, Deutsche Bank Securities Inc.and DB Alex. Brown LLC. Address: Deutsche Bank, 31 West 52/nd/ Street, FL. 28, New York, New York 10019.

Ronaldo H. Schmitz
Member of the Group Board, Deutsche Bank AG, Director, Bankers Trust Corporation; Director, Bankers Trust Company; Non-executive Director, Bertelsmann AG, Glaxo Wellcome plc, Rohm & Haas Co. and INSEAD - Paris, France; Director, Deutsche Bank Americas Holding Corp. Address: Deutsche Bank AG, Taunusanlage 12, 60325 Frankfurt am Main, Germany.

Mayo A. Shattuck III
Co-Chairman and Co-Chief Executive Officer, DB Alex. Brown LLC; Vice Chairman, Bankers Trust Corporation; Director, Bankers Trust International, plc, Alex. Brown & Sons Holdings Limited, Alex. Brown & Sons Limited, Alex. Brown Asset Management, Inc., Alex. Brown Capital Advisory, Incorporated and Investment Company Capital Corporation; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc.; Director and President - AB Administrative Partner, Inc., ABFS I Incorporated, ABS Leasing Services Company, ABS MB Ltd., Alex. Brown Financial Corporation, Alex. Brown Financial Services Incorporated, Alex. Brown Investments Incorporated, Alex. Brown Management Services Inc. and Alex. Brown Mortgage Capital Corporation; and Director and Vice President, Alex. Brown & Sons Holdings Limited; Director, Constellation Holdings; President, South Street Aviation; Co-Chairman and Co-Chief Executive Officer, Deutsche Bank Securities Inc. Address: One South Street, Fl.30 Baltimore, MD 21202.

Item 27.  Principal Underwriters.

(a) ICC Distributors, Inc., the Distributor for shares of the Registrant, also acts as principal underwriter for the following open-end investment companies:
BT Investment Funds, BT Advisor Funds, BT Institutional Funds, BT Pyramid Mutual Funds, Cash Management Portfolio, Intermediate Tax Free Portfolio, NY Tax Free Money Portfolio, Treasury Money Portfolio, International Equity Portfolio, Equity 500 Index Portfolio, Capital Appreciation Portfolio, Asset Management Portfolio, Deutsche Banc Alex. Brown Cash Reserve Fund, Inc., Flag Investors Communications Fund, Inc., Flag Investors Emerging Growth Fund, Inc., the Flag Investors Total Return U.S. Treasury Fund Shares of Total Return U.S. Treasury Fund, Inc., the Flag Investors Managed Municipal Fund Shares of Managed Municipal Fund, Inc., Flag Investors Short-Intermediate Income Fund, Inc., Flag Investors Value Builder Fund,

Inc., Flag Investors Real Estate Securities Fund, Inc., Flag Investors Equity Partners Fund, Inc., Flag Investors Funds, Inc. (formerly known as Deutsche Funds, Inc.), Flag Investors Portfolio Trust (formerly known as Deutsche Portfolio), Morgan Grenfell Investment Trust, The Glenmede Funds, Inc. and The Glenmede Portfolio.

(b) Unless otherwise stated, the principal business address is Two Portland Square, Portland, Maine 04101.

Name and                      Positions and                 Positions and
Principal Business            Offices with                  Offices with
Address                       Distributor                   Registrant

John A. Keffer                President                     None
Ronald H. Hirsch              Treasurer                     None
David I. Goldstein            Secretary                     None
Benjamin L. Niles             Vice President                None
Marc D. Keffer                Assistant Secretary           None
Nanette K. Chern              Chief Compliance Officer      None
Frederick Skillin             Assistant Treasurer           None

(c) None

ITEM 28.  Location of Accounts and Records.

Registrant
Deutsche Asset Management
One South Street
Baltimore, MD  21202

Bankers Trust Company
130 Liberty Street
New York, NY 10006

DST
210 West 10th Street
Kansas City, MO 64105

ICC Distributors, Inc.
One Portland Square
Portland, ME 04101

Item 29.  Management Services.

Not applicable.

Item 30.  Undertakings.

Not applicable.

                                  SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, BT INVESTMENT PORTFOLIOS, has duly caused this Amendment No. 38 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, duly authorized in the City of Baltimore and the State of Maryland, on the 26th day of June, 2000.

                                        BT INVESTMENT PORTFOLIOS

                                   By:  /s/ Daniel O. Hirsch
                                        --------------------

                                        Secretary